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                                                                   EXHIBIT 10.25

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                            MASTER SERVICES AGREEMENT

This Master Services Agreement (this "Master Agreement"), with an Effective Date of December 17, 2001, will set forth the terms and conditions among Kos Pharmaceuticals, Inc. 1001 Brickell Bay Drive, Suite 2500, Miami, FL 33131 ("Kos"), Innovex LP, 10 Waterview Boulevard, Parsippany, NJ 07054 ("Innovex"), and PharmaBio Development, Inc., a North Carolina corporation ("PharmaBio").

                                   BACKGROUND:

         A. Kos is in the business of developing, manufacturing and/or distributing pharmaceutical and/or biotechnology products, including Kos Advicor(TM) and Niaspan(R) products ("Kos Products"). Innovex is in the business of providing sales, marketing and alternative commercialization services for the pharmaceutical, healthcare and biotechnology industries.

         B. Kos, Innovex and PharmaBio desire to enter into this Master Agreement to provide the terms and conditions upon which Kos may engage Innovex and its corporate Affiliates to provide contract sales services relating to the Kos Products.

         C. The specific contract sales services to be provided by Innovex are set forth in this Master Agreement and in the Work Order attached hereto.

         D. PharmaBio is an Affiliate of Innovex and desires to fund certain expenses incurred by Innovex and to receive certain payments from Kos as set forth in this Master Agreement and in the Investment and Royalty Agreement dated as of the date hereof among Kos, Innovex and PharmaBio (the "Investment and Royalty Agreement").

                                   AGREEMENT:

1.0      DEFINITIONS

1.1 "Affiliate" shall mean with respect to any person, any corporation or business entity controlled by, controlling, or under common control with such person. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.2      "FDA" shall mean the U.S. Food and Drug Administration.

1.3 "Fees" shall mean the compensation payable to Innovex by PharmaBio in return for Services. Fees shall not include Pass-Through Expenses.



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1.4      "Pass-Through Expenses" shall mean the reasonable and necessary out-of-pocket costs and expenses actually incurred by Innovex in providing Services and in accordance with the Work Order.

1.5 "Project" shall mean the complete task or set of tasks described in the Work Order.

1.6 "Services" shall mean the responsibilities, obligations and activities which are to be performed by Innovex, as they are described in this Master Agreement and in the Work Order.

1.7      "Term" and "Project Term" shall have the meanings described in Section
         11.1.

1.8 "Work Order" shall mean Sales Force Work Order #8775 attached hereto as Exhibit A.

2.0      SCOPE OF THE AGREEMENT; SERVICES TO BE PROVIDED; WORK ORDER; PROJECT
         TEAMS.

2.1 SCOPE OF AGREEMENT. Innovex agrees to provide the contract sales services as set forth in this Master Agreement and the Work Order. This Master Agreement covers the provision of professional sales and marketing services by Innovex, including, but not limited to, recruitment and hiring of full-time sales personnel, providing full-time sales personnel, providing promotional education programs and other related services, as set forth in this Master Agreement and the Work Order.

2.2 WORK ORDER. The specific details and tasks of the Project are set forth in this Master Agreement and the Work Order. The Work Order shall be subject to all of the terms and conditions of this Master Agreement. To the extent any terms or provisions of the Work Order conflict with the terms and provisions of this Master Agreement, the terms and provisions of this Master Agreement shall control, unless the Work Order expressly and specifically states an intent to supersede the Master Agreement on a specific matter. A change in a Work Order shall be evidenced by an amendment to the Work Order duly executed by Kos, Innovex, and PharmaBio in a form acceptable to all such parties.

3.0      PAYMENT OF FEES AND PASS-THROUGH EXPENSES.

3.1 PharmaBio shall pay Innovex the Fees described in the Work Order by paying the invoices submitted by Innovex, which payment shall be made by PharmaBio through an inter-company transfer directly to Innovex. Notwithstanding the foregoing, in no event shall Innovex incur Fees in excess of the Maximum Investment set forth in the Investment and Royalty Agreement. Kos shall pay Innovex the Pass-Through Expenses incurred by Innovex under the terms of this Master Agreement and the Work Order.

3.2 Innovex agrees that it shall look only to PharmaBio for the payment of the Fees and that Kos shall have no liability for any Fees except as specifically provided in the Work Order (the "Excess Fees"). Innovex agrees that it shall not be relieved from any obligation to Kos under this Master Agreement in the event of any dispute with or breach by PharmaBio.



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3.3      Innovex shall invoice Kos monthly for Pass-Through Expenses and Excess
         Fees due. Each invoice shall be accompanied by a detailed expense report and supporting documentation. Kos shall make payment within 15 days after the receipt of each monthly itemized invoice, after which time interest shall be due and payable on the unpaid balance at the rate of 1.5% per month. If any portion of an invoice is disputed, Kos shall pay the undisputed amounts within the aforementioned 15 days, and the parties shall use good faith efforts to reconcile the disputed amount for payment as soon as practicable and Kos shall have no liability for any such fees or expenses. Innovex agrees that it shall not be relieved from any obligation to Kos under this Master Agreement in the event of any dispute with or breach by PharmaBio. Notwithstanding the foregoing, Innovex will use its best efforts to audit expense reports submitted by its Sales Force (prior to submitting monthly expenses to Kos) to ensure that the expense detailed in such expense reports were incurred in support of the services as determined by the Steering Committee, as defined in Section 5.6.

3.4 If the period of non-payment of an undisputed amount exceeds 15 days, Innovex may, at its sole discretion and without prejudice to any other rights or remedies, give Kos a fifteen (15) day written notice of intent to suspend Services in connection with the Project, and if the non-payment continues after such fifteen (15) day period, Innovex may
         (i) suspend the Services on that Project or (ii) exercise its right to give notice of a default in accordance with Section 11.2.

4.0      CONFIDENTIALITY AND OWNERSHIP OF INFORMATION.

4.1 Each of Kos, Innovex and PharmaBio acknowledges that, in the course of performing its obligations hereunder, it may receive information from another party which is proprietary to the disclosing party and which the disclosing party wishes to protect from public disclosure ("Confidential Information"). Innovex, PharmaBio and Kos each agrees to retain in confidence, during the Term of this Master Agreement and the Work Order, and any subsequent renewals thereof, and thereafter for a period of seven (7) years, all Confidential Information disclosed to it by or on behalf of another party, and that it will not, without the written consent of such other party, use Confidential Information for any purpose other than the purposes indicated herein. These restrictions shall not apply to Confidential Information which: (i) is or becomes public knowledge (through no fault of the receiving party);
         (ii) is made lawfully available to the receiving party by an independent third party not bound by any confidentiality obligation;
         (iii) is already in the receiving party's possession at the time of receipt from the disclosing party (and such prior possession can be properly demonstrated by the receiving party); (iv) is independently developed by the receiving party and/or Affiliates by persons who have not had any contact with the Confidential Information (and such independent development can be properly demonstrated by the receiving party); or (v) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by the receiving party, provided, however, if reasonably possible, such receiving party gives the disclosing party sufficient advance written notice to permit it to seek a protective order or other similar order with respect to such Confidential Information and, thereafter, the receiving party discloses only the minimum Confidential Information required to be disclosed in order to comply.



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4.2      Innovex, PharmaBio and Kos shall limit disclosure of the other party's
         Confidential Information to only those of their respective officers, representatives, agents and employees (collectively "Agents") who are directly concerned with the performance of this Master Agreement and have a legitimate need to know such Confidential Information. Upon receipt of notice of termination by Kos, each of PharmaBio and Innovex shall return all Kos Confidential Information to Kos within thirty (30) days of receipt of such notification.

4.3 All Kos patents, trade secrets, copyrights, trade names, trademarks, service marks, proprietary materials or intellectual property and all improvements to any of the foregoing (collectively "Kos Property") used in connection with the Services provided pursuant to this Master Agreement or the Work Order shall remain the sole and exclusive property of Kos, and Innovex's rights to use such Kos Property shall be limited to those permitted by this Master Agreement or the Work Order. Kos and Innovex agree that any Kos Property or improvements thereto which are used, improved, modified or developed by Kos under or during the term of this Master Agreement or the Work Order are the sole and exclusive property of Kos.

4.4 Kos acknowledges that Innovex possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to analytical methods, procedures and techniques, computer technical expertise and software, and business practices, including, but not limited to the Innovex Territory Management System (ITMS), which have been independently developed by Innovex (collectively "Innovex Property"). Kos and Innovex agree that any Innovex Property or improvements thereto which are used, improved, modified or developed by Innovex under or during the term of this Master Agreement or the Work Order are the sole and exclusive property of Innovex.

4.5 No public announcement or other disclosure to any third party concerning the existence of or terms of this Master Agreement, the Investment and Royalty Agreement, the Work Order, and any other document or agreement executed in connection with this transaction (the "Transaction Documents") shall be made, either directly or indirectly, by any party hereto, except as may be legally required or as may be required for financial reporting purposes, without first obtaining the written approval of the other party and agreement upon the nature and text of such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding the Transaction Documents to the Securities Exchange Commission and any other governmental or regulatory agencies or any third party, including requests for confidential treatment of proprietary information of any party included in any such disclosure.

4.6 Kos shall have and retain sole and exclusive right, title and interest in and to all inventions, discoveries, writings, trade secrets, know-how, methods, practices, procedures, engineering information, marks, designs, devices, improvements, manufacturing information and other technology, whether or not patentable, trademarkable or copyrightable, and any patent applications, patents, trademarks or


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         copyrights based thereon ("Inventions") that are made, discovered, conceived, reduced to practice or generated by Kos (or its employees or representatives) or by Innovex's employees or Agents that in any way relate to the Kos Products or the active ingredients (niacin and lovastatin) in the Kos Products or to the marketing or sales of such Kos Products.

5.0      INDEPENDENT CONTRACTOR RELATIONSHIP.

5.1 For the purposes of this Master Agreement and the Work Order, the parties hereto are independent contractors and nothing contained in this Master Agreement or the Work Order shall be construed to place them in the relationship of partners, principal and agent, employer and employee or joint venturers. Neither party shall have the power or right to bind or obligate the other party, nor shall either party hold itself out as having such authority.

5.2 No provision of this Master Agreement or the Work Order shall be deemed to create or imply any contract of employment between Kos and any employee of Innovex. All persons performing Services shall be employees of Innovex, or subcontractors engaged by Innovex with prior written consent of Kos, and shall not be entitled to any benefits applicable to employees of Kos.

5.3 Innovex will, among other things, (i) maintain all necessary personnel and payroll records for Innovex employees; (ii) compute wages and withhold applicable Federal, State and local taxes and Federal FICA payments for Innovex employees; (iii) remit Innovex employee withholdings to the proper governmental authorities and make employer contributions for Federal FICA and Federal and State unemployment insurance payments; (iv) pay net wages and fringe benefits, if any, directly to Innovex employees; and (v) provide for employer's liability and Workers' Compensation insurance coverage.

5.4 Innovex shall be responsible for management of all employer obligations in connection with Innovex employees who perform the Services. Innovex employees shall remain exclusively under the direct authority and control of Innovex. Kos may be involved in providing training, direction or equipment to an Innovex employee only in the manner and to the extent specifically described in the Work Order. The employer obligations of Innovex shall include, without limitation: (i) human resource issues, including establishment of employee policies, and administration of health and benefits plans, 401K plan, and other employee benefit plans; (ii) work performance and work behavior issues, including probationary period, periodic and annual appraisals, employee discipline and termination; (iii) administration of systems for time-keeping, payroll and employee expense reimbursement; (iv) day to day management of employment issues in connection with performance of the Services.

5.5 Innovex agrees that it controls the work site and the scheduling of its employees. Innovex will not violate any applicable law pertaining to the payments of wages to its employees. Innovex is responsible for and hereby agrees to comply with the following: (i) all rules and regulations governing the reporting, collection and payment of federal and state payroll taxes on wages paid to Innovex's employees, including, but not limited to (a) federal income tax withholding provisions of the Internal Revenue Code; (b) state and/or local income tax withholding provisions, if applicable; (c) Federal Insurance Contribution Act (FICA); (d) Federal Unemployment Tax Act (FUTA) and
         (e) applicable state unemployment tax provisions (SUTA); (ii)



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         applicable workers' compensation laws including, but not limited to:
         (a) procuring workers' compensation insurance; (b) completing and filing all required reports; and (c) administering, managing and otherwise processing claims and related procedures; (iii) Internal Revenue Code Section 4980B (COBRA); (iv) the Consumer Credit Protection Act, Title III; and (v) all rules and regulations governing administration, procurement and payment of all other employee benefits specified in the Work Order or covered by this Master Agreement.

5.6      STEERING COMMITTEE.

         a. Issues may arise under the terms of this Agreement or between the parties while operating under this Master Agreement and the Work Order which are appropriate for consultation between the parties, including the establishment of work rules for the Sales Force, the revising of the performance standards for the Sales Force set forth in Attachment B to the Work Order, and similar matters. The parties shall establish a Steering Committee, which shall be directed and chaired by Kos and consist of up to three (3) members from Kos and up to three
                  (3) members collectively from Innovex and PharmaBio, including the national sales manager of each of Kos and Innovex (the "Steering Committee"). The chairperson's duties shall include site selection, logistics, agenda and facilitations; provided however, that a Steering Committee member may submit agenda items to the chairperson and such items shall be included in the next regular meeting of the Steering Committee. Each member of the Steering Committee shall be an employee or member of the Board of Directors of the party that appointed such member. Initial appointments shall be made within fourteen (14) days of the date of this Master Agreement. A member of the Steering Committee may be removed at any time, with or without cause, by the party that appointed such member.

         b. The Steering Committee shall meet each quarter, or otherwise at the call of the chairperson to review, coordinate, and discuss issues regarding the Sales Force. In addition, the Steering Committee shall review and resolve issues pertaining to this Master Agreement. Unless this Master Agreement or the Work Order gives a specific party the right to make decisions with regard to any particular subject before the Steering Committee, decisions of the Steering Committee shall be made by consensus. In the absence of a consensus on any material matter, the parties shall resolve such dispute in accordance with the dispute resolution process set forth in Section 11.0 of the Investment and Royalty Agreement.

6.0      REGULATORY COMPLIANCE.

6.1 In carrying out their responsibilities under this Master Agreement and the Work Order, Innovex and Kos agree to comply, to the extent applicable, with all laws, rules and regulations, including, but not limited to the Federal Equal Employment Opportunity Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the



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         Immigration Reform and Control Act of 1986, the Food, Drug and Cosmetic
         Act, Section 1128B(b) of the Social Security Act (42 U.S.C. ss.1320a-7b(b)), and the Prescription Drug Marketing Act.

6.2 If Innovex or its employees become aware of adverse drug experience reports involving the use of any Kos Product, while performing any Services in connection with the Kos Product, they shall immediately notify Kos in accordance with Kos Standard Operating Procedures (the "Kos SOPs") in place from time to time. Kos shall deliver to Innovex a written copy of the Kos SOPs within fifteen (15) days of executing this Master Agreement and thereafter promptly upon any change in such SOPs.

6.3 Kos shall be solely responsible for responding to any government or regulatory agency concerning use or marketing of Kos Products, except where (i) such responsibility is expressly transferred to Innovex in the Work Order; or (ii) to the extent any notice or reporting requirement is by law made directly applicable to Innovex. Innovex shall promptly notify Kos of any information Innovex receives regarding any threatened or pending action by a government or regulatory agency that may affect the Kos Products. Innovex shall, at the request of Kos, cooperate with Kos in order to respond, or in formulating a procedure for taking appropriate action. In no event shall Innovex respond to any agency without the prior consent of Kos, unless compelled to do so by law.

7.0      REPORTS AND PROJECT ADMINISTRATION

7.1 Innovex will manage and administer the Project in accordance with the specifications and milestones contained in the Work Order. Innovex shall provide Kos a periodic Project report, in the frequency and with content as more particularly described in the Work Order. The Project report shall generally include: (i) headcount, turnover, status of recruitment; (ii) Project status and progress toward achieving objectives or milestones; (iii) financial accountability, and tracking expenses against budget.

8.0      RETURN OF KOS MATERIALS.

8.1 Within thirty (30) days after the completion of Services by Innovex, or upon termination of the Master Agreement and the Work Order, Confidential Information, Kos Property and other data owned by Kos, regardless of the method of storage or retrieval, shall at Kos' request either be delivered to Kos in such form as is then currently in the possession of Innovex, or disposed of, at the direction and written request of Kos, unless such materials are otherwise required to be stored or maintained by Innovex as a matter of law or regulation. Innovex reserves the right to retain, at its own expense and subject to the confidentiality provisions herein, one copy of all materials provided in connection with performance of the Services, to be used for the sole purpose of satisfying regulatory requirements or to resolving disputes regarding the Services.

9.0      INDEMNIFICATION AND LIABILITY LIMITS.

9.1 Innovex shall indemnify, defend and hold harmless Kos, its Affiliates and its and their respective directors, officers, employees and agents from and against any and all losses, claims, actions, damages, liabilities, penalties, costs and expenses (including reasonable attorneys' fees and court costs) (collectively, "Losses"), resulting from any (i) breach by Innovex or its employees of its obligations hereunder; (ii) willful misconduct or negligent acts or omissions of Innovex or its employees; (iii) violation by Innovex or its employees of any municipal, county, state or federal laws, rules or regulations



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         applicable to the performance of Innovex's obligations under this
         Master Agreement or the Work Order (iv) actions or incidents by Innovex or any of its employees of criminal or dishonest activity, those actions or incidents covered by all liability or insurance policies required to be maintained by Innovex under this Agreement, those costs attendant to the administration of any collective bargaining agreement, and any liabilities or claims against Kos arising out of Innovex's non-payment or payment to or participation in a labor organization's health and welfare retirement or other benefit fund, including the cessation of payment thereto or withdrawal from participation therein, with respect to the Sales Force; (v) violations by Innovex of employment-related matters with respect to Innovex's employees, including matters arising under local, state and/or federal right-to-know laws, environmental laws, NLRB, OSHA, EEOC, ADA (including without limitation those relating to employment, public access and public accommodation), WARN, FMLA, ERISA, all laws governing wages and hours (including without limitation: prevailing wage rate; exempt and non exempt status; child labor; and minimum wage and overtime matters), all laws governing race, sex, sexual harassment, retaliation, religion, veteran status, national origin, color, age, disability, and marital status, disclosed and undisclosed benefit plans, all other labor laws, in each case except to the extent any such Losses are determined to have resulted from the negligence or willful misconduct of Kos or its employees.

9.2 Kos shall indemnify, defend and hold harmless Innovex, its Affiliates and its and their respective directors, officers, employees and agents from and against any and all Losses resulting from (i) the manufacture, storage, packaging, production, transportation, distribution, sale or other disposition of the Products by Kos or its agents; (ii) breach by Kos or its employees of its obligations hereunder; (iii) willful misconduct or negligent acts or omissions of Kos or its employees; and
         (iv) violation by Kos or its employees of any municipal, county, state or federal laws, rules or regulations applicable to the performance of Kos's obligations under this Master Agreement or the Work Order, (v) actions or incidents by Kos or any of its employees of criminal or dishonest activity, those actions or incidents covered by all liability or insurance policies required to be maintained by Kos under this Agreement, those costs attendant to the administration of any collective bargaining agreement, and any liabilities or claims against Innovex arising out of Kos' non-payment or payment to or participation in a labor organization's health and welfare retirement or other benefit fund, including the cessation of payment thereto or withdrawal from participation therein, with respect to Kos employees; (v) violations by Kos of employment-related matters with respect to Kos' employees, including matters arising under local, state and/or federal right-to-know laws, environmental laws, NLRB, OSHA, EEOC, ADA (including without limitation those relating to employment, public access and public accommodation), WARN, FMLA, ERISA, all laws governing wages and hours (including without limitation: prevailing wage rate; exempt and non exempt status; child labor; and minimum wage and overtime matters), all laws governing race, sex, sexual harassment,



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         retaliation, religion, veteran status, national origin, color, age, disability, and marital status, disclosed and undisclosed benefit plans, all other labor laws, in each case except to the extent any such Losses are determined to have resulted from the negligence or willful misconduct of Innovex or its employees.

9.3 The party seeking indemnification hereunder (the "Indemnified Party") and its employees shall: (a) give the party obligated to indemnify (the "Indemnifying Party") prompt written notice of any such claim or lawsuit (including a copy thereof); (b) fully cooperate with Indemnifying Party and its legal representatives in the investigation and defense of any matter the subject of indemnification; and (c) shall not unreasonably withhold its approval of the settlement of any such claim, liability, or action by Indemnifying Party covered by this indemnification provision; provided, however, that Indemnified Party's failure to comply with its obligations pursuant to Section 9.3 shall not constitute a breach of this Master Agreement nor relieve the Indemnifying Party of its indemnification obligations pursuant to
         Section 9.0, except to the extent, if any, that Indemnifying Party's defense of the affected claim, action or proceeding actually was materially impaired thereby.

9.4 No party, nor their Affiliates, nor any of their or their Affiliate's directors, officers, employees, subcontractors or agents shall have any liability of any type (including, but not limited to, contract, negligence and tort liability), for any loss of profits, opportunity or goodwill, or any type of special, incidental, indirect or consequential damage or loss, in connection with or arising out of this Master Agreement, any Work Order, or the Services performed hereunder.

9.5 Innovex shall not be liable to Kos for claims or losses arising out of the statements or representations of Innovex employees with respect to Kos Products to the extent the statements or representations conform to the written or printed statements or representations made to Innovex and Innovex employees by Kos with respect to the Kos Products.

10.0     INSURANCE.

10.1 Innovex and Kos shall each, at its own cost and expense, obtain and maintain in full force and effect, the following insurance during the Term (and any subsequent renewals thereof): (i) worker's compensation insurance in accordance with the statutory requirements of each state in which the Services are to be performed; (ii) employer's liability insurance with a minimum limit of ***; (iii) comprehensive general liability insurance with a minimum limit of ***, combined single limit per occurrence; (iv) comprehensive auto liability insurance, covering bodily injury and property damage, for owned, hired or non-owned automobiles with a minimum limit of ***, combined single limit per occurrence; and (v) products liability insurance, with a minimum limit of ***, per occurrence (not required for Innovex). Each party shall provide the other party an original signed certificate of insurance evidencing all coverage herein required, within thirty (30) days after the effective date of this Master Agreement. The certificate must provide that thirty (30) days prior written notice of cancellation or material change in insurance coverage will be provided.



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11.0     TERM AND TERMINATION.

11.1 This Master Agreement shall commence on the date of execution and shall continue until terminated as hereinafter provided (the "Term"). The Work Order includes a statement of the Project start date and the Project end date (the "Project Term").

11.2 Either Kos or Innovex may terminate this Master Agreement and the Work Order by written notice at any time if the other party defaults in the performance of its material obligations under the Master Agreement or the Work Order. In the event of such default, the party declaring the default shall provide the defaulting party with written notice setting forth the nature of the default, and the defaulting party shall have thirty (30) days to cure the default. If the defaulting party fails to cure the default within the foregoing time periods, the other party may terminate the Master Agreement and the Work Order by written notice to the defaulting party, which notice shall be effective upon receipt.

11.3 Either party may terminate this Agreement by written notice to the other party, effective upon receipt with no right to cure the default, if the other party files a petition for bankruptcy, reorganization or arrangement under any state statute, or makes an assignment for the benefit of creditors or takes advantage of any insolvency statute or similar statute, or if a receiver or trustee is appointed for the property and assets of the party and the receivership proceedings are not dismissed within sixty (60) days of such appointment.

11.4 In the event this Master Agreement or the Work Order is terminated, Kos shall (a) pay to Innovex all Excess Fees which are due and owing to Innovex because of any completed performance of Innovex's obligations prior to the effective date of termination; and (b) pay all Pass-Through Expenses actually incurred by Innovex prior to the effective date of termination. All other amounts owed to Innovex hereunder shall be the sole responsibility of PharmaBio.

11.5 Termination of this Master Agreement and the Work Order for whatever reason shall not affect the accrued rights of either Innovex or Kos arising under this Master Agreement or the Work Order, and all provisions which expressly or by implication survive the termination or expiration of the Master Agreement or the Work Order shall remain in full force and effect.

11.6 The parties understand and agree that Kos and PharmaBio each have certain rights to terminate this Master Agreement under the Investment and Royalty Agreement.

12.0     RELATIONSHIP WITH AFFILIATES.

12.1 Kos agrees that Innovex may utilize the Services of its corporate Affiliates to fulfill Innovex's obligations under this Master Agreement and the Work Order. In such event, (i) Innovex shall cause such Innovex Affiliate to acknowledge and be bound by all the terms and conditions of this Master Agreement and the Work Order, and (ii) Innovex shall remain responsible and obligated under this Master Agreement and the Work Order, as if Innovex was directly providing the Services provided by such Innovex Affiliate.

12.2 Kos and Innovex acknowledge that certain Affiliates of Kos may utilize the services of Innovex (and its Affiliates) under this Master Agreement and under the Work Order. In such event, (i) Kos shall cause such Kos Affiliate to acknowledge and be bound by all the terms and conditions of this Master Agreement and the Work Order, and (ii) Kos shall remain responsible and obligated under this Master Agreement and the Work Order, as if Kos was directly receiving the Services provided to such Kos Affiliate.

13.0     COOPERATION.

13.1 All data and information in Kos's possession or control necessary for Innovex to perform the Services will be delivered by Kos to Innovex. Innovex shall not be liable to Kos nor be deemed to have breached this Master Agreement or the Work Order as a result of errors, delays or other consequences directly arising from Kos's failure to provide documents, materials or information or to otherwise cooperate with Innovex in order for Innovex to timely and properly perform Innovex's obligations.

14.0     FORCE MAJEURE.

14.1 If the performance or observance of this Master Agreement or any obligation of this Master Agreement or the Work Order is prevented or delayed by reason of an act of God, civil commotion, storm, fire, riots, strikes, legal moratorium, war or revolution, the party so affected shall, upon prompt notice of such cause being given to the other party, be excused from such performance or observance to the extent of such prevention or during the period of such delay, provided that the party so affected shall use its best efforts to avoid or remove the cause(s) of non-performance and observance with utmost dispatch.

15.0     REVIEW OF WORK; AUDIT.

15.1 During the term of this Master Agreement, Innovex will permit Kos's representative(s) (unless such representatives are competitors of Innovex), at reasonable times and in a reasonable manner, and at Kos's expense, to (i) examine the work performed hereunder to determine that the Services are being conducted in accordance with the agreed terms, or (ii) audit the financial records related to Innovex's performance of the Services.

16.0     NOTICES.

16.1 Any notice required or permitted to be given by either party shall be in writing. All notices shall be to the parties and addresses listed below, and shall be sufficiently given (i) when received, if delivered personally or sent by facsimile transmission, or (ii) one business day after the date mailed or sent by an internationally recognized overnight delivery service.

         If to Innovex:          Innovex LP
                                 c/o President, Innovex America Holding Company
                                 10 Waterview Blvd.
                                 Parsippany, NJ 07054
                                 Attention:  President
                                 Fax: 973-257-4581

         With a copy to:       General Counsel
                               Innovex America Holding Company
                               10 Waterview Blvd
                               Parsippany, NJ  07054
                               Fax: 973-257-4581

         If to PharmaBio:      PharmaBio Development, Inc.
                               4709 Creekstone Drive
                               Durham, NC  27703
                               Attention:  President
                               Fax: 919-998-2090

         With a copy to:       General Counsel
                               PharmaBio Development, Inc.
                               4709 Creekstone Drive
                               Durham, NC  27703
                               Fax: 919-998-2090

         If to Kos:            Kos Pharmaceuticals, Inc.
                               1001 Brickell Bay Drive
                               25th Floor
                               Miami, FL  33131
                               Fax: (305) 577-4596
                               Attn:    President
                                        Secretary
                                        Vice President, Commercial Operations

         With a copy to:       Holland & Knight LLP
                               701 Brickell Avenue
                               Suite 3000
                               Miami, Florida 33131
                               Attention: Rodney H. Bell, Esq.
                               Fax: 305-789-7799

17.0     ASSIGNMENT.

17.1 Except for Affiliates, as stated above in Section 12.0, neither party may assign any of its rights or obligations under this Master Agreement or any Work Order to any third party without the written consent of the other party, which consent shall not be unreasonably withheld, or with respect to Kos, in connection with the sale or transfer of all of the business to which this Master Agreement relates.

18.0     ARBITRATION.

         a. Resolution of disputes concerning any aspect of the Services, this Master Agreement or the Work Order, excluding termination, shall be accomplished by good faith negotiations between Kos and Innovex, within thirty (30) days after notice and after complying with the provisions of Section 11.2 of the Investment and Royalty Agreement. If necessary, thereafter, resolution of such disputes shall be accomplished, at written request of either party to the other party within 5 days following the end of such 30 day period, by binding arbitration, which shall not interfere with the timely rendering of Services. The arbitration panel will be composed of three arbitrators, one of whom will be chosen by Kos, one by Quintiles Transnational Corporation ("Quintiles"), and the third by the two so chosen. If both or either of Kos or Quintiles fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall have reasonable experience in the matter under dispute. The decision of the arbitrators shall be final and binding on the parties, and specific performance giving effect to the decision of the arbitrators may be ordered by any court of competent jurisdiction. Nothing contained herein shall operate to prevent either party from asserting counterclaim(s) in any arbitration commenced in accordance with this agreement.

         b. The arbitration shall be filed with the office of the American Arbitration Association ("AAA") located in New York, New York or such other AAA office as the parties may agree upon (without any obligation to so agree). The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of AAA as in effect at the time of the arbitration hearing, such arbitration to be completed in a sixty (60) day period. In addition, the following rules and procedures shall apply to the arbitration.

         c. The arbitrators shall have the sole authority to decide whether or not any Dispute between the parties is arbitrable and whether the party presenting the issues to be arbitrated has satisfied the conditions precedent to such party's right to commence arbitration.

         d. The decision of the arbitrators, which shall be in writing and state the findings the facts and conclusions of law upon which the decision is based, shall be final and binding upon the parties, who shall forthwith comply after receipt thereof. Judgment upon the award rendered by the arbitrator may be entered by any competent court. Each party submits itself to the jurisdiction of any such court, but only for the entry and enforcement to judgment with respect to the decision of the arbitrators hereunder. The arbitrators shall have the power to grant all legal and equitable remedies (including, without limitation, specific performance) and award compensatory damages provided by applicable law, but shall not have the power or authority to award punitive damages. No party shall seek punitive damages in relation to any matter under, arising out of, or in connection with or relating to this Agreement in any other forum.

         e. The parties shall bear their own costs in preparing for and participating in the resolution of any Dispute and the costs of the arbitrator(s) shall be equally divided between the parties; provided, however, that each party shall bear the costs incurred in connection with any Dispute brought by such party that the arbitrators determine to have been brought in bad faith.

19.0     ADDITIONAL WARRANTIES AND REPRESENTATIONS.

19.1 Innovex and Kos warrant and represent to the other that they have the full right and authority to enter into this Master Agreement and that there is no impediment that would inhibit their ability to perform their respective obligations under this Master Agreement or the Work Order.

19.2 Innovex and Kos agree to perform their obligations hereunder in a timely, professional and competent manner.

19.3 Kos warrants and represents that it possesses good title to, or the right to use, any and all trademarks of the Kos Products, free and clear of any claims or encumbrances that would impede the performance by either party under the terms of this Agreement or the Work Order. In addition, Kos owns or controls the patents or appropriate licenses in connection with all Kos Products to be involved in the Services, and has no knowledge of the existence of any claim or adverse rights which would restrict or prevent Kos or Innovex from performing the Services pursuant to this Master Agreement or the Work Order.

19.4 Innovex represents and warrants that there are no collective bargaining agreements binding upon Innovex affecting its employees who are or may provides services under this Master Agreement or the Work Order, and that there are no pending or threatened organizing efforts affecting the same.

20.0     GENERAL PROVISIONS

20.1 This Master Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.

20.2 The rights and obligations of Kos and Innovex under this Master Agreement and the Work Order, which by intent or meaning have validity beyond such termination (including, but not limited to, rights with respect to confidentiality, mutual indemnification and liability limitations) shall survive the termination of this Master Agreement and the Work Order.

20.3 This Master Agreement contains the entire understandings of the parties with respect to the subject matter herein, and cancels all previous agreements (oral and written), negotiations and discussions, dealing with the same subject matter. The parties, from time to time during the term of this Master Agreement, may modify any of the provisions hereof only by an instrument in writing duly executed by Kos and Innovex.

20.4 References to any Schedule, Appendix, Attachment or Exhibit attached to this Master Agreement or the Work Order shall be deemed to incorporate the entire contents of the Schedule, Appendix, Attachment or Exhibit by reference, as if it were fully set forth in the Master Agreement or the Work Order to which it is attached.

20.5 No failure or delay on the part of a party in either exercising or enforcing any right under this Master Agreement or the Work Order will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right.

20.6 If any part or parts of this Master Agreement or the Work Order are held to be illegal, void or ineffective, the remaining portions of the Master Agreement or the Work Order shall remain in full force and effect. If any of the terms or provisions are in conflict with any applicable statute or rule of law, then such term(s) or provision(s) shall be deemed inoperative to the extent that they may conflict therewith, and shall be deemed to be modified or conformed with such statute or rule of law. In the event of any ambiguity respecting any term or terms hereof, the parties agree to construe and interpret such ambiguity in good faith in such a way as is appropriate to ensure its enforceability and viability. No party shall assert against the other that the compensation arrangement provided in this Agreement or the Work Order is ground for voiding the Agreement or the Work Order, or rendering the same unenforceable.

20.7 The headings contained in this Master Agreement and the Work Order are used only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of any section of this Master Agreement or the Work Order.

20.8 This Agreement is intended solely for the mutual benefit of the parties hereto and is not intended to create any rights of any kind in a third party.

IN WITNESS WHEREOF, this Master Agreement has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

INNOVEX LP                                      KOS PHARMACEUTICALS, INC.
by:  Innovex America Holding
     Company, its General Partner

By:/s/ KEVIN D. OVERS                           By:/s/ ADRIAN ADAMS
   ---------------------------------               ----------------------------
   Name: Kevin D. Overs                            Name: Adrian Adams
   Title: Chief Financial Officer                 Title: President and COO

PHARMABIO DEVELOPMENT, INC.

By: /s/ RONALD J. WOOTEN
   ----------------------------------
   Name: Ronald J. Wooten
   Title: President

                                 (ATTACHMENT A)

                          SALES FORCE WORK ORDER # 8775

                 EFFECTIVE DATE OF WORK ORDER: DECEMBER 17, 2001

This Sales Force Work Order is entered into between Kos Pharmaceuticals, Inc. ("Kos"), PharmaBio Development, Inc. ("PharmaBio") and Innovex LP ("Innovex"), pursuant to the Master Services Agreement, having an Effective Date of December 17, 2001, among Kos, Innovex and PharmaBio, and is subject to all the terms and conditions set forth therein, except as may be otherwise expressly provided herein.

A.       BRIEF DESCRIPTION OF SALES FORCE PROJECT:

Innovex agrees to provide a sales force consisting of 150 Sales Representatives, 8 Field Managers, and 1 national sales manager in connection with the promotion of Niaspan(R) and Advicor(TM). Innovex will further provide the services of 7 additional Field Managers as set forth herein

B.       PROJECT TEAMS:

         KOS CONTACT PERSON:        MIKE TILBURY, NATIONAL SALES MANAGER
                    ADDRESS:        1001 BRICKELL BAY DRIVE 25TH FLOOR

                                    MIAMI, FL 33131
                      PHONE:        305-577-4596
                        FAX:        305-577-4596

INNOVEX NAT'L SALES MANAGER:        TOM SHERWIN
                    ADDRESS:        10 Waterview Blvd.
                                    PARSIPPANY, NJ  07054
                      PHONE:        973-257-4547
                        FAX:        973-257-4571


Routine correspondence relevant to the operation of the sales force should be sent to the above-named contact persons. All notices or similar communications in regard to the terms or a change of terms of this Work Order are to be sent to the parties named in the Master Services Agreement - Section 16.0 Notices.

C.       PROJECT TERM AND KEY DATES:

-------------------------------------------------- ---------------------
Project Start Date                                 December 17, 2001
-------------------------------------------------- ---------------------
Field Manager Start Date                           January 2, 2002
-------------------------------------------------- ---------------------
Sales Representative Training Start Date           January 18, 2002
-------------------------------------------------- ---------------------
Last Day in Field                                  December 31, 2003
-------------------------------------------------- ---------------------
Project End Date                                   December 31, 2003
-------------------------------------------------- ---------------------

"Project Term" shall mean the period of time beginning on the Project Start Date and ending on the Project End Date.

D.       DEFINITIONS

1. "Call(s)" shall mean a visit(s) by a Sales Representative to the office of a Prescriber during which the Sales Representative performs at least one Detail.

2. "Day Worked" shall mean a day during which a Sales Representative details Prescribers, or attends scheduled company training and/or specifically designated home study and shall consist of not less than 8 consecutive hours of business activity. A "Day Worked" by a Field Manager shall mean a day during which the Field Manager performs duties and responsibilities described in the Work Order and shall consist of not less than 8 consecutive hours of business activity. Days Worked shall not include days on leave, holidays, sick days or vacations.

3. "Detail" shall mean an interactive face-to-face contact by a Sales Representative with a Prescriber or the Prescriber's legally empowered designee, during which a promotional message involving the Product is given in accordance with the Promotional Program. When used as a verb, "detail," "details" and "detailed" shall mean to engage in a Detail as defined herein.

4. "Prescriber" shall mean physicians and other health care professionals legally authorized to write prescriptions for pharmaceutical products.

5. "Product(s)" shall mean the Kos products specifically identified in the Work Order or any other product whose promotion and detailing is assigned to Innovex by mutual agreement with Kos.

6. "Promotional Expense Budget" shall mean the funding and guidelines for use of such funding that are provided by Kos for use by the Sales Force when detailing Product.

7. "Promotional Material" shall mean the Product labeling and package inserts, sales aids and detailing materials, and other promotional support items provided by Kos to Innovex, for use in promotion of the Product.

8. "Promotional Program" shall mean the marketing plan, strategy and promotional message for the Product, which will include use of the Promotional Material and the Promotional Expense Budget.

9. "Sales Force" shall mean the Sales Representatives, Field Managers, and National Sales Manager, individually and as a group, that have been assigned to deliver Details of the Product in accordance with the terms of this Agreement.

10. "Sales Representative" shall mean an Innovex employee who has been trained and equipped to detail Prescribers.

11. "Target Prescriber" shall mean one of the specifically identified Prescribers within a Sales Representative's territory to be detailed by the Sales Representative.

12. "Territory" shall mean the United States. In connection with an individual Sales Representative, the territory shall be the geographic area assigned to the individual Sales Representative.

13. "Year One" shall mean the time period beginning on the effective date of this Work Order and ending on December 31, 2002.

14. "Year Two" shall mean the time period beginning on January 1, 2003 and ending on December 31, 2003.

E.       INNOVEX RESPONSIBILITIES AND OBLIGATIONS

1. SALES FORCE. The Sales Force will be composed of the following minimum number of Innovex employees:

         ----------------- --------------------------
              NUMBER       POSITION TITLE
         ----------------- --------------------------
               150         Sales Representatives
         ----------------- --------------------------
                8          Field  Managers
         ----------------- --------------------------
                1          National Sales Manager
         ----------------- --------------------------

         In addition, Innovex shall provide appropriate and sufficient Sales Management and administrative support.

2. ADDITIONAL PERSONNEL. Innovex shall provide 7 additional Field Managers (the "7 Managers") to Kos for the period determined by Kos. Kos and Innovex shall agree on the identity of the 7 Managers. For the services of the 7 Managers, Kos shall pay the Excess Fee set forth in paragraph G(2) of this Work Order. Otherwise, Innovex's provision of the 7 Managers shall be subject to same terms and conditions applicable to the other Field Managers provided by Innovex hereunder. Kos will provide at least sixty (60) days prior notice of any determination to cease using the services of any or all of the 7 Managers. Notwithstanding anything herein to the contrary, Kos shall be permitted to hire all or any portion of the 7 Managers at any time, and, in such event, Innovex shall not be required to replace any of the 7 Managers hired by Kos.

3. RECRUITMENT. Innovex shall be responsible for recruitment and re-recruitment (replacement) of the Sales Representatives and Field Managers in accordance with the Sales Force Qualifications described below. Innovex shall backfill open territories within 30 days of the date such territory becomes vacant. Innovex shall be responsible for the cost of recruitment, background checks and drug screens. If Kos elects to participate in the final selection of members of the Sales Force, Kos shall approve or disapprove for a good and articulated reason qualified candidates within five (5) business days after each qualified candidate is submitted to Kos for final selection. A "qualified candidate" must meet the Sales Force Qualifications.

4. SALES FORCE QUALIFICATIONS. Innovex will exercise best efforts to recruit from a diverse candidate base. A qualified candidate for Sales Representatives shall meet the following minimum qualifications: four-year college degree (B.A., B.S. or equivalent); minimum two years outside pharmaceutical sales experience. A qualified candidate for Field Manager shall meet the following minimum qualifications: four-year college degree (B.A., B.S. or equivalent); minimum two years outside pharmaceutical sales experience, minimum one year previous management experience.

5. POSITION DESCRIPTIONS AND DUTIES. Innovex shall manage, supervise and evaluate the performance of the National Sales Manager, Field Managers and Sales Representatives in accordance with the responsibilities and duties identified below. All Sales Force employees shall demonstrate the following: work ethic and integrity; planning, organizing and territory management skills; strong interpersonal skills; excellent communication skills; critical thinking and analysis; problem solving; decisiveness; sound judgment; customer-focused selling skills; basic computer skills; ability to listen and learn.

         SALES REPRESENTATIVES

         o  Generate sales within an assigned territory

         o Maintain and update current and prospective target physician profiles

         o  Keep current with market knowledge and competitive products

         o  Maintain a professional image for Kos and Kos Products

         o  Participate in all training and sales meetings

         o  Plan and organize territory to meet sales and call targets

         o Make sales presentations (details) - individual, one-on-one, in-services

         o Maintain sample inventories, distribute samples, comply with sample accountability procedures and policies, comply with PDMA

         o Make complete, accurate and timely submission of all time-keeping, call activity, sample activity and expense reports

         o Compliance with Promotional Program, and proper use of Promotional Materials and Promotional Expense Budgets

         o Participate or coordinate Lunch & Learns, dinner programs, weekend events, as appropriate

         o Have appropriate interaction with co-promotional partners or counterparts

         o  Meet the minimum requirements set forth in Attachment B

         NATIONAL SALES MANAGER

         o Recruit, interview and select Sales Representatives and subordinate managers

         o Handle for Field Managers and oversee for Sales Representatives 120 day and annual performance reviews, personnel issues, discipline and termination

         o Communicate with Kos field/regional managers on regular and timely basis

         o Assist with the planning and delivery of training, and periodic sales meetings

         o Review and approve expense reports; monitor compliance with expense policies.

         o Monitors compliance with Promotional Program, and proper use of Promotional Materials and Promotional Expense Budgets

         o  Monitors compliance with PDMA and sample accountability procedures

         o  Monitors time-keeping and attendance

         FIELD MANAGERS

         o  Assist with recruitment of Sales Representatives

         o Handle initial 120 day and annual performance reviews, personnel issues, discipline and termination of Sales Representatives

         o Review and approve expense reports; monitor compliance with expense policies

         o Conduct quarterly field visits as determined by the Steering Committee with Sales Representatives in order to: assess and monitor field activity and work schedules; to monitor and manage field reporting, including call and sample reporting; to implement performance or disciplinary plans.

         o Communicate with Kos field/regional managers on regular and timely basis

         o Assist with the planning and delivery of training, and periodic sales meetings, if necessary

         o  Prepare a Weekly Activity Report (WAR) and submit to Regional
            Manager

         o  Meet the minimum requirements set forth in Attachment B

6. MINIMUM SALES FORCE FIELD REQUIREMENTS. Sales Representatives and Field Managers shall meet the minimum requirements set forth on Attachment B hereto.

7. SALES FORCE COMPENSATION; BENEFITS. Innovex shall compensate the Sales Force employees with a combination of salary and variable incentive (bonus). Innovex shall establish a target average salary and salary matrix, which recognizes greater experience and training, and preferred selection criteria. The terms and conditions of a variable incentive compensation plan ("Incentive Plan") shall be mutually determined by Innovex and Kos, including eligibility criteria and performance targets. The plan may also include incentive awards, such as trips and prizes. Innovex shall administer the Incentive Plan and pay the incentive compensation and awards, in accordance with the Incentive Plan. Sales Force employees shall be eligible to receive from Innovex an auto allowance, and shall be entitled to participate in the Innovex employee benefit plans for health and dental care, 401K, employee stock purchase and stock ownership plans, in accordance with Innovex's eligibility criteria. Innovex, in its sole judgement after consultation with Kos, shall determine the dollar value of any incentive award paid to the Sales Force.

8. TRAINING AND PERIODIC SALES MEETINGS. Innovex shall facilitate the participation of the Sales Force in Kos's initial training of the Sales Force, Kos' backfill training of replacement Field Managers and Sales Representatives and in all follow-up training, including periodic sales meetings. Kos may request Innovex's further participation in the delivery of training and Innovex will provide such services on a time and materials basis as the parties may agree in writing in advance. In all cases, Innovex shall monitor and observe all Kos training. Innovex may have Sales Force Members participate in the Innovex Leadership Development Program, subject to prior approval by Kos of the time and duration of the participation in such program and provided that Sales Force Members fulfill a minimum threshold of *** Days Worked during each of Year One and Year Two.

9. PROMOTIONAL ACTIVITIES. Kos shall retain primary responsibility for developing the promotional activities of the Sales Force. Kos shall also monitor and manage the promotional activities of the Sales Force. Innovex shall monitor and manage the promotional activities of the Sales Force subject to Kos' primary responsibility. Sales Representatives shall not be permitted to develop, create or use any other promotional material or literature in connection with the promotion of the Product. The Sales Representatives will be required to immediately cease the use of any Promotional Materials when instructed to do so by Kos. Innovex shall monitor that Promotional Materials are not changed, (including, without limitation, by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by the Sales Representatives. Sales Representatives shall be required to limit their statements and claims regarding the Product, including as to efficacy and safety, to those which are consistent with the Product labels, package inserts and Promotional Materials. The Sales Representatives shall not be permitted to add, delete or modify claims of the efficacy or safety in the promotion of the Product, nor shall the Sales Representatives be permitted to make any untrue or misleading statements or comments about the Products or any Kos competitors or competitor products.

10. PROJECT REPORTS. Innovex shall provide Kos a monthly Project report, both electronically and in hard copy, which shall include: (i) headcount, reported nationally, by region/district; vacancy rates, turnover, personnel transfers to Kos, status of recruitment/hiring;
         (ii) Project status, milestones, and progress toward achieving objectives; and (iii) financial accountability, tracking expenses against budget.

11. REPORTING BY SALES REPRESENTATIVES. Sales Representatives shall be required to report all field activities and expenditures in a manner that is timely, accurate and honest, and in accordance with policies and procedures for the applicable reporting systems. Innovex Field Managers shall routinely reinforce the importance of compliance with the reporting guidelines and policies (e.g. sample accountability, call reporting, promotional budget expenditures, travel expenses). Newly hired Sales Representatives shall receive training on the reporting systems, guidelines and policies during the initial sales training program

12. RECEIPT FOR KOS PROPERTY. Upon delivery of palm tops to members of the Sales Force, Kos will receive signed receipts in substantially the form attached hereto as Exhibit 2. Innovex will also receive a copy of each receipt.

13. PDMA AND SAMPLE ACCOUNTABILITY. The Sales Force shall be responsible for strict adherence to the PDMA and the Kos sample accountability policies and procedures. Innovex shall provide immediate assistance to Kos in connection with investigation of discrepancies, thefts, significant losses and suspected falsification of sample records. Innovex agrees to produce any written sample records that are maintained by Innovex, within two business days after Kos request

14. MANAGEMENT AND DISCIPLINE OF THE SALES FORCE. Innovex shall be responsible for managing the Sales Force, subject to Kos' primary management responsibility for the promotional activities of the Sales Force, and provided that Kos maintains the right to raise concerns regarding employee performance or misconduct with Innovex. Innovex has sole authority to remove employees from the Sales Force. In conformance with Innovex policy, Innovex shall provide appropriate employee counseling and discipline, up to and including termination, to Sales Force members who violate employment rules and who are otherwise under-performing their job responsibilities, including failing to meet performance criteria established for the Kos Sales Force from time to time. Innovex will promptly follow-up on any reports made by Kos of Sales Force member non-compliance and will apply such counseling or discipline as may be warranted in Innovex's sole judgement.

F.       KOS RESPONSIBILITIES AND OBLIGATIONS

1. PROMOTIONAL PROGRAM AND PROMOTIONAL MATERIALS. Kos shall be responsible for providing a Promotional Program, Promotional Materials and Promotional Expense Budget that (i) will not involve the counseling or promotion of a business arrangement that violates federal or state law;
         (ii) will be in compliance with the AMA Guidelines on Gifts to Physicians from Industry; and (iii) shall not require or encourage the Sales Representatives to offer, pay, solicit or receive any remuneration from or to Prescribers to induce referrals or purchase of Kos Product. Kos shall be responsible for providing written guidelines for proper use of the Kos's Promotional Expense Budget.

2.       TRAINING AND PERIODIC SALES MEETINGS.

         Kos shall be responsible for the following:

         o Programming, materials and facilities for initial Sales Force training. Prior to the Sales Representatives' first day in territory, Kos shall provide Innovex, at Innovex's sole expense, with one day designated for Innovex training regarding personnel management, compensation and benefits and field administration.

         o Programming, materials and facilities for periodic sales meetings or product launch meetings as designated by Kos.

3. PDMA AND SAMPLE ACCOUNTABILITY. Samples of the Kos Products shall be distributed to the Sales Representatives in quantities and in a manner determined by Kos and at Kos's expense. Kos shall have primary responsibility for compliance with the requirements of the FDA Final Rule implementing the PDMA (21 CFR Parts 203 & 205), including, but not limited to (a) a sample accountability and tracking system for use by the Sales Representatives; (b) verification of licensed practitioners;
         (c) annual physical inventories and reconciliation reports; (d) monitoring and investigation of discrepancies, significant losses, thefts and falsification of sample records; (e) notification and reporting to FDA; (f) a sample distribution security and audit system, including conducting random and for cause audits of sales representatives by personnel independent of the sales force; and (g) training the Sales Force regarding the foregoing. Kos and Innovex shall cooperate in connection with PDMA compliance investigations and audits; provided, however, that Kos compensates Innovex for such cooperation on a time and materials basis. Kos will provide to Innovex for review and comment, a copy of any PDMA compliance report in connection with the Sales Force, prior to filing with the FDA. Kos will provide Innovex with results of annual Sales Representative sample inventories. Kos shall be responsible for the cost of independent random audits of Innovex Representatives, to be coordinated with Innovex.

4. SALES DATA. Kos shall be solely responsible for obtaining historic and ongoing sales data regarding Kos Products. Kos shall be solely responsible to pay any applicable per representative fee required by any third party, including, but not limited to, any fee imposed by the American Medical Association.

5. PRODUCTIVITY REPORTS. Kos shall provide Innovex with the data necessary to produce productivity reports for the Sales Force similar to the productivity reports Kos compile on their own sales activities. Kos shall make all reasonable efforts to deliver to Innovex the data with the same frequency and with the same speed as such are received and distributed by Kos with regard to their own sales forces.

6. CALL REPORTING SYSTEM AND COMPUTERS. Kos shall be responsible for providing a call reporting system and equipping Sales Representatives with palm top hardware and software necessary to carry out the Promotional Program. Kos shall bear the cost of the hardware and software, including appropriate licenses, upgrades, access to data/replication lines, help desk support, and training of the Sales Force in proper use of the call reporting system and palm tops.

7. BUSINESS CARDS; DETAIL BAGS. Kos shall supply the Sales Force with business cards, the content of which shall be subject to approval by Innovex, such approval not to be unreasonably withheld. Kos shall supply the Sales Force with detail bags.

8. SALES FORCE TRAVEL EXPENSES. Kos shall be responsible for the following Sales Force travel, lodging and meal expenses, when necessary and actually incurred by the Sales Force (in the amounts authorized in a mutually agreed Sales Force travel expense budget):

         o Travel expenses of Sales Force Members to participate in recruitment interviews with Kos at Kos' request

         o Travel expenses of Sales Force in connection with all training and periodic sales meetings outside their respective territory

         o  All Sales Representative overnight business travel approved by Kos

         o All other Innovex travel expenses incurred in furtherance of the Project and requested by Kos

         o  Such other expenses as agreed

G.       FEES AND PASS-THROUGH EXPENSES

1. SALES FORCE FEES. PharmaBio shall pay Innovex a Fee for the Sales Force as they may agree.

2. EXCESS FEES. For the services of the 7 Managers, Kos shall pay Innovex an Excess Fee for each Day Worked by one of the 7 Managers as follows:
         (i) in Year One, $*** per Day Worked; (ii) in Year Two, $*** per Day Worked.

3. HIRING OF SALES FORCE MEMBERS. During Year One, Kos shall not solicit, recruit, or hire any Sales Force member, except that Kos may hire any or all of the 7 Managers at any time. During Year Two, Kos may solicit, recruit, or hire any Sales Force member, provided that Innovex shall not be required to replace any member of the Sales Force who becomes employed by Kos during Year Two, and the minimum requirements set forth in Attachment B shall be adjusted accordingly. After Year Two, Kos shall be permitted to hire, without payment of any additional consideration, members of the Sales Force at any time and from time to time. Notwithstanding the foregoing, Kos shall not solicit, recruit, or hire any Sales Force member following any termination of this Master Agreement prior to the end of the Project Term.

4. PAYMENT SCHEDULE. Innovex shall provide Kos a copy both electronically and in hard copy on a monthly basis of invoices for all Excess Fees and Pass-Through Expenses, which shall be payable by Kos. Each invoice shall be accompanied by a detailed expense report and supporting documentation. At the end of each calendar month, Innovex shall provide a schedule of the total number of Days Worked by each of the 7 Managers.

5. EXPENSE ALLOCATION CHART. The financial responsibility of Innovex and/or PharmaBio and Kos for expenses and costs of Sales Force operation shall be allocated in accordance with the terms of this Work Order, which are summarized for illustrative purposes in the "Sales Force Expense Allocation" chart (Attachment A).

In Witness Whereof, Kos, PharmaBio, and Innovex have caused this Work Order #8775 to be duly executed on their behalf by their authorized representatives and made effective as of Effective Date of Work Order appearing above.

ACCEPTED AND AGREED TO BY:

KOS PHARMACEUTICALS, INC.                   INNOVEX LP

                                            BY: INNOVEX AMERICA HOLDING
                                                COMPANY, ITS GENERAL PARTNER

/s/ ADRIAN ADAMS                            /s/ KEVIN D. OVERS
-------------------------------------       ------------------------------------
By: Adrian Adams                                By: Kevin D. Overs
Title: President and COO                        Title: Chief Financial Officer
Date: December 17, 2001                         Date: December 17, 2001

PHARMABIO DEVELOPMENT, INC.

/s/ RONALD J. WOOTEN
------------------------------------
By: Ronald J. Wooten
Title:  President
Date: December 17, 2001

                     ATTACHMENT A TO SALES FORCE WORK ORDER
                         SALES FORCE EXPENSE ALLOCATION

                          December 2001/Project # 8775

------------------------------------------------------------------------ ---------------- ------------------ ---------------
                               CATEGORY                                     INNOVEX/         PASSTHROUGH          KOS
                                                                           PHARMA BIO         EXPENSES           DIRECT
                                                                             DIRECT                             EXPENSES
                                                                            EXPENSES
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Salary, including payroll taxes, for Sales Representatives, Field               X
Managers, National Sales Manager
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Incentive compensation (bonus) for Sales Representatives, Field                 X
Managers, National Sales Manager, including payroll taxes
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Benefits package, including (401k), ESOP, ESPP, medical, dental, Rx,            X
vacation, holidays
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Auto Costs in territory, including monthly allowance, mileage  reimbursement,
parking and tolls.                                                              X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Basic Business Expenses in territory, including phone, paper supplies, postage
and voice mail.                                                                 X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Business Cards & Detail Bags                                                                                       X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Call Reporting & Sample Accountability                                                                             X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Palm tops for Sales Representatives, including software, helpdesk                                                  X
support, data/replication lines
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Computers for DMs, including software, helpdesk support,                                                           X
data/replication lines
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Infrastructure support (operations, HR, finance, legal)                         X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Liability Insurance: employment, workers comp, E & O, CGL, auto                 X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Recruitment and re-recruitment, includes drug screens, background and           X
motor vehicle checks
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Meetings:  Kos national, regional and district meetings; product                                                   X
launches
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Promotional Expense Budget (access money)                                                         X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Promotional Program and Promotional Materials (sales aids)                                                         X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Promotional marketing expenses, including sales data                                                               X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Samples, including distribution to Sales Representatives                                                           X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Training program, materials and facilities; initial and follow-up                                                  X
------------------------------------------------------------------------ ---------------- ------------------ ---------------
Travel  Expenses  (air,  hotel,  meals,  T&E)  for  Sales  Reps,  Field
Managers, National Sales Manager

* Interviewing with Kos                                                                           X
* Training                                                                                        X
* All overnight business travel outside
  respective territories or                                                                       X
  districts and requested by Kos                                                                  X
* Innovex project related travel requested by Kos
------------------------------------------------------------------------ ---------------- ------------------ ---------------



                  ATTACHMENT B TO SALES FORCE WORK ORDER #8775

                 MINIMUM SALES FORCE FIELD REQUIREMENTS APPENDIX

A. Innovex Minimum Requirements:

(i) Commencing April 1, 2002, in the event that during any calendar quarter Innovex maintains less than an average of 150 but more than 143 Sales Representatives performing Calls as required under paragraph B below for each required Day Worked during such quarter, then during the next quarter Innovex shall be required to cause its Sales Representatives to provide an additional number of Calls equal to the number of Calls required to be but not performed during such preceding quarter.

(ii) Commencing April 1, 2002, in the event that during any calendar quarter Innovex maintains less than an average of 143 Sales Representatives performing Calls as required under paragraph B below for each required Day Worked during such quarter, then Innovex shall be in breach of the Master Agreement and shall be required to institute a Corrective Action Plan in accordance with paragraph E below. The number of Days Worked required to be performed by a Sales Representative during any calendar quarter shall be calculated based on the number of days during such quarter that Kos is open for business, subject to an approved leave of absence with respect to such Sales Representative. A leave of absence is approved if the Sales Representative has the right to such leave under law (FMLA, ADA, etc.), such leave is available under existing Innovex policy as set forth in the Innovex Field Employee's Guide, or such leave is approved by the Steering Committee.

B. Sales Representative Minimum Requirements:

Sales Representatives shall be required to complete a minimum average of *** Calls per Day Worked. The number and quality of such Calls shall be measured and monitored by Kos field audits, as well as independent audits, and shall be performed in accordance with the standards in place from time to time for the Kos Sales Force. At least **% of all Calls shall be to Targeted Prescribers or to licensed prescribers sharing offices with Targeted Prescribers.

C. Field Manager Minimum Requirements:

Field Managers shall be required to spend a minimum of **% of their time with Sales Representatives in the field. The Field Managers' performance shall be measured and monitored by Kos field audits, as well as independent audits, and shall be performed in accordance with the standards in place from time to time for the Kos Sales Force.

D. Steering Committee Oversight:

The Steering Committee shall monitor Innovex's performance against the Minimum Requirements set forth herein. The Steering Committee may revise these Minimum Requirements from time to time in accordance with Section 5.6 of the Master Agreement.

E. Corrective Action Plan:

1. In the event that Kos provides Innovex with notice that it is in breach of the Master Agreement under paragraph A above for a calendar quarter, then Innovex shall promptly, but in no event later than 10 days after receipt of such notice, provide the Steering Committee with a written Corrective Action Plan reasonably designed to cure the deficiencies in Innovex' performance, including without limitation the "make-up" of any deficiency in the number of Calls performed by the Sales Representatives relative to the number of Calls required under the Master Agreement and the Work Order to be performed by Sales Representatives during such calendar quarter, within 75 days following Innovex' receipt of such notice. Any Corrective Action Plan submitted by Innovex shall be considered by the Steering Committee with reference to the actual performance levels of comparable Kos sales representatives.

2. In the event that the Steering Committee reasonably fails to approve the Corrective Action Plan and the parties have completed the dispute resolution procedures set forth in Section 11.2 of the Investment and Royalty Agreement, or upon Innovex failing to implement and achieve the goals of the Corrective Action Plan within such 75 day period, then Kos may provide Innovex with written notice of Kos' intent to terminate the Master Agreement, which notice shall specify, if applicable, the nature of the Innovex' failure. Such notice of termination shall become effective 30 days after Kos' delivery of such notice unless Innovex has cured any such failure or breach prior to the end of such 30 day period. Any termination of the Master Agreement under this Attachment B shall be deemed to be a termination of the Master Agreement under Section 11.2 of the Master Agreement.

                       EXHIBIT 2 TO SALES FORCE WORK ORDER

                          RECEIPT FOR CUSTOMER PROPERTY

I acknowledge receipt of the following computer hardware and software from Kos:

Equipment

         [List with serial nos.]

Software
         [List]

Total Approximate Value $_________  [INSERT VALUE AGREED TO BY INNOVEX & KOS]

I certify that I will use the Kos hardware and software listed above, as well as any other material provided to me by Kos, solely for the purpose of providing services for Kos in connection with the Sales Force project, and in accordance with any applicable directions given by Kos to Innovex. I further certify that I will not copy or reproduce any of the software listed above without the express written permission of Kos. I will not install any software that is not authorized in advance by Kos and Innovex (e.g. AOL, screen savers, etc.). I acknowledge and understand I may be held personally responsible for loss or damage which results from misuse, abuse, failure to safeguard or failure to return the computer, hardware and software.

If I have technical problems with the hardware or software listed above, I will promptly contact the Kos help desk or technical support services, in accordance with the instructions provided to me.

I certify that I will return the hardware and software listed above, as well as all other material provided to me by Kos, when I no longer need it to perform services on behalf of Kos, or upon request by Kos. Upon termination of my employment with Innovex, for any reason whatsoever, or if otherwise requested by Kos or Innovex, I promise to immediately return the computer, hardware and software.

I further understand that if I fail to immediately return the Kos property when required or requested to do so, that Innovex and/or Kos may take any lawful action deemed necessary to recover possession. I agree and give my consent that Innovex may set off the value of the unreturned property against any amounts owed to me by Innovex, including salary, bonus compensation and expense reimbursements, to the full extent permitted by applicable law.

Agreed and Acknowledged, this _____day of _______, 2002.

_______________________________________________(signature)

_______________________________________________(print or type name)

Distribution:     Original to Kos
                  cc:  Innovex Field Manager
                  cc: Sales Representative